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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               UCBH HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


      DELAWARE                                       94-3072450
-----------------------                     --------------------------------
(state of incorporation                     (IRS Employer Identification No.)
   or organization)

711 Van Ness Avenue, San Francisco, California                    94102
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(Address of principal executive offices)                        (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]
         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box [X]
         Securities Act registration statement file number to which this form relates: 333-58897

Securities to be registered pursuant to Section 12(g) of the Act:




                     COMMON STOCK, PAR VALUE, $.01 PER SHARE
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                                (Title of Class)


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ITEM 1 DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed as part of the Registrant's Registration Statement on Form S-1, No. 333-58897 filed on July 1, 1998, as amended.

ITEM 2 EXHIBITS

         1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contract or other documents which limit or qualify the rights of such holders.

                  (a)      Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-58897, filed on July 1, 1998, as amended.

                  (b)      Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-58897, filed on July 1, 1998 as amended.

                  (c)      Form of Stock Certificate

                  Incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-58897, filed on July 1, 1998 as amended.




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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      UCBH HOLDINGS, INC.
                                      -------------------------------------
                                      (Registrant)


                                      Date: October 7, 1998


                                      By: /s/ Tommy S. Wu
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                                      Tommy S. Wu
                                      President and Chief Executive Officer




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